EXHIBIT 11

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                                                 TEXACO INC. AND SUBSIDIARY COMPANIES
                                           COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                         FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                         ----------------------------------------------------
                                            (Millions of dollars, except per share amounts)


Primary Net Income Per Common Share                                        1995            1994             1993
-----------------------------------                                        ----            ----             ----

     Net income from continuing operations, before
         cumulative effect of accounting change                          $    728        $     979       $   1,259

     Net loss from discontinued operations                                     --              (69)           (191)

     Cumulative effect of accounting change                                  (121)              --              --
                                                                          -------        ---------       ---------

     Net income                                                               607              910           1,068

         Less: Preferred stock dividend requirements                          (60)             (91)           (101)
                                                                          -------        ---------       ---------

     Primary net income available for common stock                       $    547        $     819       $     967
                                                                         ========        =========       =========

     Average number of primary common shares
         outstanding (thousands)                                          259,983          258,813         258,923
                                                                          =======          =======         =======

     Primary net income per common share                                 $   2.10        $    3.17       $    3.74
                                                                         ========        =========       =========


Fully Diluted Net Income Per Common Share
-----------------------------------------

     Net income                                                          $    607        $     910       $   1,068

         Less: Preferred stock dividend requirements of
                non-dilutive and anti-dilutive issues and
                adjustments to net income associated with
                dilutive securities                                           (60)             (90)            (64)
                                                                         --------        ---------        --------

     Fully diluted net income                                            $    547        $     820       $   1,004
                                                                         ========        =========       =========

     Average number of primary common shares
         outstanding (thousands)                                          259,983          258,813         258,923

     Additional shares outstanding assuming full
         conversion of dilutive convertible securities
         into common stock (thousands):
              Convertible debentures                                          147              148             148
              Series B ESOP Convertible
                  Preferred Stock                                              --               --          10,499
              Other                                                           408               69              81
                                                                         --------        ---------       ---------

     Average number of fully diluted common
         shares outstanding (thousands)                                   260,538          259,030         269,651
                                                                         ========        =========       =========

     Fully diluted net income per common share                           $   2.10        $    3.17       $    3.72
                                                                         ========        =========       =========

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